Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

Medical Properties Trust, Inc.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008		Year Ended December 31, 2007
Income (Loss) From Continuing Operations Before Income Taxes	$19,381		$10,535		$30,161		$15,401		$21,033
Fixed Charges	58,964		40,814		37,685		42,447		30,863
Amortization of Capitalized Interest	204		204		204		204		187
Capitalized Interest	(896)		(63)		—		—		(1,335)

Earnings	$77,653		$51,490		$68,050		$58,052		$50,748

Interest Expense/Debt Refinancing Costs	$58,026		$40,704		$37,651		$42,405		$29,503
Portion of Rent Related to Interest	42		47		34		42		25
Capitalized Interest	896		63		—		—		1,335

Fixed Charges	$58,964		$40,814		$37,685		$42,447		$30,863

Preferred Stock Dividends	—		—		—		—		—

Combined Fixed Charges and Preferred Stock Dividends	$58,94		$40,814		$37,685		$42,447		$30,863

Ratio of Earnings to Fixed Charges	1.32	x	1.26	x	1.81	x	1.37	x	1.64	x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.32	x	1.26	x	1.81	x	1.37	x	1.64	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.

Computation of Ratio of Earnings to Fixed Charges

MPT Operating Partnership, L.P.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008		Year Ended December 31, 2007
Income (Loss) From Continuing Operations Before Income Taxes	$19,398		$10,610		$30,225		$15,401		$21,033
Fixed Charges	58,964		40,814		37,685		42,447		30,863
Amortization of Capitalized Interest	204		204		204		204		187
Capitalized Interest	(896)		(63)		—		—		(1,335)

Earnings	$77,670		$51,565		$68,114		$58,052		$50,748

Interest Expense/Debt Refinancing Costs	$58,026		$40,704		$37,651		$42,405		$29,503
Portion of Rent Related to Interest	42		47		34		42		25
Capitalized Interest	896		63		—		—		1,335

Fixed Charges	$58,964		$40,814		$37,685		$42,447		$30,863

Preferred Stock Dividends	—		—		—		—		—

Combined Fixed Charges and Preferred Stock Dividends	$58,964		$40,814		$37,658		$42,447		$30,863

Ratio of Earnings to Fixed Charges	1.32	x	1.26	x	1.81	x	1.37	x	1.64	x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.32	x	1.26	x	1.81	x	1.37	x	1.64	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.